Exhibit 99.1
News Release

FOR RELEASE:		CONTACT:
Date	November 3, 2014	Gerry Gould, VP-Investor Relations
Time	6:00 am Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Reports 2nd Quarter Fiscal 2015 Revenue of $228 Million and Adjusted EPS of $0.47; Reaffirms Revenue and Earnings Guidance

Braintree, MA, November 3, 2014 - Haemonetics Corporation (NYSE: HAE) today reported second quarter fiscal 2015 revenue of $227.6 million, down 3.5%. In constant currency, revenue declined 2.6% in the quarter. The Company reported second quarter GAAP net income of $7.5 million and GAAP net income per share of $0.14. Exclusive of transformation, restructuring and deal amortization expenses detailed below, adjusted net income was $24.3 million and adjusted earnings per share were $0.47, both down 29%.1

First half fiscal 2015 revenue was $452.1 million, down 1%, and flat in constant currency. The Company reported first half GAAP net income of $3.8 million and GAAP net income per share of $0.07. Exclusive of transformation, restructuring and deal amortization expenses detailed below, adjusted net income was $44.1 million and adjusted earnings per share were $0.85, both down 24%.1

2Q FISCAL 2015 HIGHLIGHTS

•	Continued solid constant currency revenue increases in growth drivers

◦	7% growth in plasma disposables revenue

◦	23% growth in TEG® diagnostics disposables revenue

◦	7% growth in China disposables revenue

•	Key new product advances

▪	Next generation Plasma software receives 510(k) approval; long term contract signed with first customer

▪	Next generation BloodTrack® software receives 510(k) approval

▪	BloodTrack® HaemoBank™ introduced at 2014 AABB Annual Meeting

•	Long term saline and sodium citrate solutions supply contract signed with CSL Plasma, Inc.

•	$8 million of share repurchases in the quarter

•	Value Creation and Capture (“VCC”) initiatives progressing on schedule

GROWTH DRIVERS UPDATE - Plasma, TEG®, Emerging Markets

Combined disposables revenue increase for growth drivers was 11% in the first half of fiscal 2015, and 9% when adjusted for the impact of a favorable Plasma comparison resulting from the acquisition of the Company’s Australian plasma distributor in the first half of fiscal 2014. In the second quarter, orders in emerging markets were impacted by labeling changes which limited disposables revenue growth in the combined growth drivers to 5%. These labeling changes are expected to be completed within fiscal 2015, benefiting second half revenue growth.

Brian Concannon, Haemonetics’ President and CEO, stated: “Our growth drivers represent 57% of our disposables revenue, growing 9% in the first half of fiscal 2015 when adjusted for the prior year’s Plasma comparison.”

“We expect double-digit revenue increases in our growth drivers to continue through fiscal years 2015 and 2016, positioning us well to extend a five year history of double digit compounded annual growth. For the remainder of fiscal 2015, this growth will continue to be offset by headwinds including the impact of blood management practice improvements, as well as lower share and lower pricing in our U.S. whole blood business. We expect these headwinds to moderate in fiscal 2016.”

SECOND QUARTER AND FIRST HALF 2015 REVENUE ELEMENTS

Plasma

Plasma disposables revenue was $80.4 million in the second quarter, up $4.6 million, or 6% on a reported basis and 7% in constant currency. North America Plasma disposables revenue was up 12%, as collection volumes continued to benefit from a robust end user market for plasma-derived biopharmaceuticals. Excluding the favorable impact of the distribution model change in Australia last year, Plasma revenue growth was 11% in the first half of fiscal 2015.

Blood Center

Platelet disposables revenue was $39.4 million in the quarter, down 1% on a reported basis and up 4% on a constant currency basis. First half constant currency revenue growth of 9% was attributable to strong demand in the emerging markets.

Red cell disposables revenue was $10.2 million in the second quarter, flat with the prior year, and $20.4 million in the first half, up 1% over the prior year.

Whole blood disposables revenue was $33.7 million in the second quarter of fiscal 2015, down $13.5 million or 29%, and $71.7 million in the first half, down $26.8 million or 27%. Previously disclosed market share losses, pricing and the termination of an OEM supply contract negotiated at the time of the whole blood acquisition contributed to the first half decline. These headwinds will anniversary by the first quarter of fiscal 2016. Declines in North American transfusion rates of roughly 10% contributed approximately $5 million of the first half decline. This trend is expected to continue through fiscal 2015 and moderate in fiscal 2016.

Hospital

Surgical disposables revenue was $15.7 million in the second quarter, down 4% as reported and down 2% on a constant currency basis. First half fiscal 2015 surgical disposals revenue of $31.3 million was down 4% reported and 2% in constant currency. Strength in the emerging markets was offset by declines in the developed markets in the second quarter and first half.

Disposables revenue from the OrthoPAT® orthopedic perioperative autotransfusion system was $4.9 million for the quarter, down $1.4 million or 22%. First half OrthoPAT® revenue was $10.3 million, down $2.3 million or 18%. Market trends toward the adoption of tranexamic acid to prevent post-operative blood loss continued to lessen hospital use of OrthoPAT® disposables.

Diagnostics disposables revenue was $10.0 million for the quarter and $19.6 million in the first half of fiscal 2015, up $2.1 million and $4.1 million respectively, both up 26% on a reported basis and 23% in constant currency. Strength continued in both new and existing accounts in North America and China. The TEG® Thromboelastograph® Hemostasis Analyzer installed base increased by 16% in the trailing 12 months, positioning the TEG® business for continued double-digit disposables revenue growth.

Software and Equipment

Software Solutions revenue was $18.1 million in the first quarter, up $1.0 million, and $36 million in the first half, up $2 million, a 6% increase in both periods. BloodTrack® in the U.K. and North America drove this growth and the pipeline for blood management software opportunities remains strong.

The Company is optimistic about continued revenue growth from software solutions and cited a number of recent advances. First, the next generation plasma software gained 510(k) approval during the second quarter of fiscal 2015. Following this approval, the Company completed a long-term contract with a customer for the customization of the new software during fiscal 2016, to be used in their collection facilities in the future.

Additionally, the Company announced 510(k) approval of a cross donation check system for the plasma collection industry. This automated system, requested by the Plasma Protein Therapeutics Association, will enhance the plasma suitability assessment process. This will enable plasma collectors to track and check donor viability using a single reliable source. Initial software revenue is expected to be realized in fiscal 2016.

Finally, the Company announced that its next generation BloodTrack® software gained 510(k) approval during the second quarter. This software has been incorporated into a new BloodTrack® HaemoBank™ device, forming a powerful new blood management tool. This represents the first new point-of-care blood management technology developed in the Company’s ongoing strategic OEM partnership with Helmer Scientific. This new software and hardware combination was recently introduced at trade shows in the U.K. and U.S. Its limited market release is expected late in the second half of fiscal 2015.

Equipment and other revenue was $15.2 million, up $0.3 million or 2%. Equipment revenue is influenced by timing of tenders and capital budgets. The installed base of equipment, including devices sold and placed for use with customers, increased sequentially 2% in the quarter, 3% in the first half of fiscal 2015 and 7% in the last 12 months.

Geographic

In the second quarter of fiscal 2015, Haemonetics announced revenue declines of 1% in North America, 2% in Europe, 3% in Asia Pacific and 18% in Japan on a reported basis. On a constant currency basis, the Company had revenue declines of 5% in Europe, 5% in Asia Pacific and 5% in Japan.

In North America, strength in Plasma and TEG® diagnostics was offset by declines in the Blood Center business. Order timing associated with labeling changes contributed to declines in Europe and whole blood revenue declined in Asia Pacific. Weakness in Japan was attributable to the Yen exchange rate, which contributed 13 percentage points of the decline in the second quarter.

OPERATING RESULTS

Adjusted gross profit was $111.0 million, down $12.3 million from the prior year second quarter and included a $2.7 million unfavorable currency impact. Adjusted gross margin was 48.8%, down 350 basis points. As expected, adjusted gross margin improvement, driven by productivity programs including VCC initiatives, continued to be more than offset by lower U.S. whole blood disposables pricing, lower volume in certain manufacturing facilities, product mix and currency.

Savings from VCC programs and other identified cost reductions are expected to contribute to increased earnings in the second half of fiscal 2015.

Adjusted operating expenses were $75.9 million in the quarter, up $1.5 million or 2% over the prior year second quarter. Critical investments continued and were offset by organizational and corporate administrative cost reductions.

In the second quarter, adjusted operating income was $35.1 million, down $13.9 million or 28.3%, reflecting the gross margin headwinds cited. Adjusted operating margin in the quarter was 15.4%, down 540 basis points, as gross margin pressures more than offset cost savings.

Adjusted interest expense on loans was $2.0 million. The adjusted income tax rate was 25.7% compared with 26.2% in the prior year second quarter.

Mr. Concannon said: “We continue to see fiscal 2015 as a transitional year, with revenue and earnings below fiscal 2014 levels. We are encouraged with progress in the first half toward our revenue targets and cost reduction programs. Revenue growth in our hospital business, resolution of emerging market order timing and a concurrent ramp in cost savings will contribute to the expected step-up in earnings in the second half of the year. We reaffirm our fiscal 2015 revenue and earnings guidance.”

“We recently entered into a long-term contract with CSL Plasma, Inc. to supply saline and sodium citrate solutions needed in their plasma collection process. Shipments will commence in fiscal 2016.”

“The opportunity to serve this Plasma customer, combined with the recent software advances in our Plasma and hospital businesses, enables us to be confident in reiterating our expectation of returning to growth in fiscal 2016 and beyond.”

BALANCE SHEET AND CASH FLOW

Cash on hand was $130 million, a decrease of $62 million during the first half of fiscal 2015. The Company reported free cash flow, before transformation and restructuring costs, of $28 million, a decrease of $20 million compared with the first half of fiscal 2014.

During the first half of fiscal 2015, the Company utilized $65 million of cash before $12 million of cash tax benefits, to fund VCC and other restructuring initiatives, $34 million to repurchase shares in the open market and $9 million to repay debt.

FISCAL 2015 SHARE REPURCHASE PROGRAM

The Company repurchased 1,034,800 shares in the open market at an average price of $32.89, for a total spend of $34 million in the first half of fiscal 2015. As previously announced, the Board of Directors approved the repurchase of up to $100 million of shares in the open market.

VALUE CREATION & CAPTURE ACTIVITIES

Plans to pursue identified Value Creation & Capture (“VCC”) opportunities, designed principally to transform the Company’s manufacturing and distribution operations, and to support its productivity and commercial excellence initiatives, continue to progress according to schedule.

VCC investments are still expected to approximate $160 million in total and to generate approximately $60-$65 million of annual cost savings by fiscal 2018. The planned investments and expected benefits are summarized in a schedule posted to the Company’s Investor Relations website at http://phx.corporate-ir.net/phoenix.zhtml?c=72118&p=irol-guidance.

FISCAL 2015 GUIDANCE

Overall fiscal 2015 revenue is reaffirmed at a decline of 0-2%, with $40-$50 million of revenue growth from identified growth drivers more than offset by $50-$55 million of revenue headwind from net volume and pricing declines in the U.S. blood center business and weakness in the Japanese Yen.

The Company reaffirms its guidance for 7-9% growth in Plasma disposables, a decline in blood center revenue of 10-12%, hospital disposables growth of 4-6% and Software Solutions growth of 2-4%.

The Company reaffirms its full year expectations for adjusted gross margin of approximately 50%, adjusted operating income of $140-$150 million, and adjusted earnings per share in the range of $1.85 to $1.95. Previous free cash flow guidance of approximately $120-$130 million, before funding restructuring and capital investment for transformation activities, is adjusted to approximately $100-$110 million. Elements impacting this change include higher solutions inventories and capital expenditures required to meet the needs of the new saline and sodium citrate contract announced this morning, and a ramp-up of Plasma devices to support anticipated growth.

More information on fiscal 2015 guidance, including income statement scenarios underlying the lower and upper ends of the adjusted earnings per share guidance range, can be found in the Investor Relations section of our web site at http://www.haemonetics.com.1

FISCAL 2016 PRELIMINARY OUTLOOK

The Company reiterates its expectations of returning to a mid-single digit revenue growth rate and double digit adjusted operating income and earnings per share growth rates in fiscal 2016. The VCC investments are on track to be completed in fiscal 2016.

ADJUSTMENTS TO REPORTED EARNINGS

In total, $15 million of pre-tax charges comprised of $14 million of VCC transformation and $1 million of other restructuring activities were excluded from adjusted earnings in the second quarter of fiscal 2015. The Company excluded $19 million of pre-tax integration, restructuring, transformation and transaction costs from adjusted earnings in the second quarter of fiscal 2014.

$38 million of pre-tax charges comprised of $34 million of VCC transformation and $4 million of other restructuring activities were excluded from adjusted earnings in the first half of fiscal 2015. The Company excluded $52 million of pre-tax integration, restructuring, transformation and transaction costs from adjusted earnings in the first half of fiscal 2014.

The Company also excludes acquisition related amortization expenses from its adjusted operating income and earnings per share. Excluded from second quarter adjusted earnings was acquisition related amortization of $8 million in fiscal 2015 and $7 million in fiscal 2014, or $0.10 and $0.09 per share, respectively.

Excluded from first half adjusted earnings was acquisition related amortization of $15 million in fiscal 2015 and $14 million in fiscal 2014, or $0.20 and $0.19 per share, respectively. For the full fiscal year 2015, acquisition related amortization is expected to approximate $31 million or $0.41 per share.

CONFERENCE CALL

Haemonetics will host a webcast to discuss the second quarter and first half fiscal 2015 results today at 8:00 am Eastern time. Interested parties can participate at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=5170168.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements that involve risks and uncertainties, including the effects of disruption from the manufacturing transformation making it more difficult to maintain relationships with employees and timely deliver high quality products, unexpected expenses incurred during our Value Creation and Capture program, technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, demand for whole blood and blood components, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns including single-source tenders, the effect of industry consolidation as seen in the plasma and blood center markets, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission.

The foregoing list should not be construed as exhaustive.

Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.

1A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com.

Haemonetics Corporation Financial Summary
(Data in thousands, except per share data)
Consolidated Statements of Income for the Second Quarter of FY15 and FY14

	9/27/2014	9/28/2013	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Net revenues	$227,580	$235,755	(3.5)%
Gross profit	108,114	119,884	(9.8)%

R&D	10,938	14,946	(26.8)%
S,G&A	84,769	81,508	4.0%
Operating expenses	95,707	96,454	(0.8)%

Operating income	12,407	23,430	(47.0)%

Interest and other expense, net	(2,645)	(2,542)	4.1%

Income before taxes	9,762	20,888	(53.3)%

Tax expense	2,275	4,340	(47.6)%

Net income	$7,487	$16,548	(54.8)%

Net income per common share assuming dilution	$0.14	$0.32	(56.3)%

Weighted average number of shares:
Basic	51,391	51,492
Diluted	51,925	52,361

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	47.5%	50.9%	(3.4)%
R&D	4.8%	6.3%	(1.5)%
S,G&A	37.2%	34.6%	2.6%
Operating income	5.5%	9.9%	(4.4)%
Income before taxes	4.3%	8.9%	(4.6)%
Net income	3.3%	7.0%	(3.7)%

Haemonetics Corporation Financial Summary
(Data in thousands, except per share data)
Consolidated Statements of Income for Year-to-Date FY15 and FY14

	9/27/2014	9/28/2013	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Net revenues	$452,068	$455,297	(0.7)%
Gross profit	214,392	231,295	(7.3)%

R&D	26,319	26,155	0.6%
S,G&A	177,331	188,318	(5.8)%
Operating expenses	203,650	214,473	(5.0)%

Operating income	10,742	16,822	(36.1)%

Interest and other expense, net	(5,188)	(5,183)	0.1%

Income before taxes	5,554	11,639	(52.3)%

Tax expense	1,715	2,965	(42.2)%

Net income	$3,839	$8,674	(55.7)%

Net income per common share assuming dilution	$0.07	$0.17	(58.8)%

Weighted average number of shares:
Basic	51,567	51,360
Diluted	52,056	52,200

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	47.4%	50.8%	(3.4)%
R&D	5.8%	5.7%	0.1%
S,G&A	39.2%	41.4%	(2.2)%
Operating income	2.4%	3.7%	(1.3)%
Income before taxes	1.2%	2.6%	(1.4)%
Net income	0.8%	1.9%	(1.1)%

Revenue Analysis for the Second Quarter FY15 and FY14
(Data in thousands)

	Three Months Ended
	9/27/2014	9/28/2013	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Revenues by geography
United States	$124,406	$125,662	(1.0)%
International	103,174	110,093	(6.3)%
Net revenues	$227,580	$235,755	(3.5)%

Disposable revenues

Plasma disposables	$80,355	$75,734	6.1%

Blood center disposables
Platelet	39,370	39,884	(1.3)%
Red cell	10,176	10,221	(0.4)%
Whole blood	33,738	47,283	(28.6)%
	83,284	97,388	(14.5)%
Hospital disposables
Surgical	15,661	16,351	(4.2)%
OrthoPAT	4,898	6,262	(21.8)%
Diagnostics	10,047	7,985	25.8%
	30,606	30,598	—%

Total disposables revenues	194,245	203,720	(4.7)%

Software solutions	18,145	17,120	6.0%
Equipment & other	15,190	14,915	1.8%
Net revenues	$227,580	$235,755	(3.5)%

Revenue Analysis for Year-to-Date FY15 and FY14
(Data in thousands)

	Six Months Ended
	9/27/2014	9/28/2013	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Revenues by geography
United States	$245,155	$247,807	(1.1)%
International	206,913	207,490	(0.3)%
Net revenues	$452,068	$455,297	(0.7)%

Disposable revenues

Plasma disposables	$159,582	$141,070	13.1%

Blood center disposables
Platelet	77,541	74,330	4.3%
Red cell	20,422	20,229	1.0%
Whole blood	71,688	98,537	(27.2)%
	169,651	193,096	(12.1)%
Hospital disposables
Surgical	31,281	32,441	(3.6)%
OrthoPAT	10,279	12,581	(18.3)%
Diagnostics	19,645	15,579	26.1%
	61,205	60,601	1.0%

Total disposables revenues	390,438	394,767	(1.1)%

Software solutions	35,883	33,866	6.0%
Equipment & other	25,747	26,664	(3.4)%
Net revenues	$452,068	$455,297	(0.7)%

Consolidated Balance Sheets
(Data in thousands)

	As of
	9/27/2014	3/29/2014
	(unaudited)
Assets
Cash and cash equivalents	$129,971	$192,469
Accounts receivable, net	151,055	164,603
Inventories, net	209,418	197,661
Other current assets	66,515	68,243
Total current assets	556,959	622,976
Property, plant & equipment, net	311,999	271,437
Other assets	605,587	619,765

Total assets	$1,474,545	$1,514,178

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$1,655	$45,630
Other current liabilities	163,401	171,298
Total current liabilities	165,056	216,928
Long-term debt	428,253	392,057
Other long-term liabilities	60,518	67,305
Stockholders' equity	820,718	837,888

Total liabilities & stockholders' equity	$1,474,545	$1,514,178

Free Cash Flow Reconciliation
(Data in thousands)

	Three Months Ended
	9/27/2014	9/28/2013
	(unaudited)
GAAP cash flow from operations	$31,242	$29,360

Capital expenditures	(33,787)	(15,110)
Proceeds from sale of property, plant & equipment	313	73
Net investment in property, plant & equipment	(33,474)	(15,037)

Free cash flow after restructuring and transformation costs	(2,232)	14,323

Restructuring and transformation costs	14,886	19,357
Tax benefit on restructuring and transformation costs	(5,461)	—
Capital expenditures on VCC initiatives	20,199	1,286

Free cash flow before restructuring, transformation costs and VCC capital expenditures	$27,392	$34,966

	Six Months Ended
	9/27/2014	9/28/2013
	(unaudited)
GAAP cash flow from operations	$44,980	$42,762

Capital expenditure	(70,872)	(28,202)
Proceeds from sale of property, plant & equipment	377	642
Net investment in property, plant & equipment	(70,495)	(27,560)

Free cash flow after restructuring and transformation costs	(25,515)	15,202

Restructuring and transformation costs	33,824	31,505
Tax benefit on restructuring and transformation costs	(11,558)	—
Capital expenditures on VCC initiatives	31,570	1,845

Free cash flow before restructuring, transformation costs and VCC capital expenditures	$28,321	$48,552

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below we have removed restructuring, transformation and other costs from our GAAP expenses. Our restructuring and transformation costs for the periods reported are principally related to:

•
Value Creation & Capture (VCC): employee severance and retention, product line transfer costs, accelerated depreciation and other costs associated with these initiatives, principally our manufacturing network optimization, but also including commercial excellence, productivity and other operating initiatives.

•	Whole Blood Acquisition: restructuring, integration and other transformation costs related to the August 1, 2012 acquisition of Pall's Transfusion Medicine Business.

•	In Process Research and Development: charges relate to the acquisition of certain technology and manufacturing rights to be used in a next generation device and related costs.
Restructuring and transformation costs also include costs related to activities launched prior to the VCC initiatives designed to align our cost structure with strategic and operational priorities. Costs incurred under these programs are reflected in "Productivity and operational initiatives" within the tables below.
We are reporting adjusted earnings before deal amortization, in addition to restructuring and transformation costs.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Non-GAAP Measures for the Second Quarter of FY15 and FY14
(Data in thousands)

	Three Months Ended
	9/27/2014	9/28/2013
	(unaudited)
Non-GAAP gross profit
GAAP gross profit	$108,114	$119,884
Restructuring and transformation costs	2,929	3,497
Non-GAAP gross profit	$111,043	$123,381

Non-GAAP R&D
GAAP R&D	$10,938	$14,946
Restructuring and transformation costs	(1,017)	(4,358)
Non-GAAP R&D	$9,921	$10,588

Non-GAAP S,G&A
GAAP S,G&A	$84,769	$81,508
Restructuring and transformation costs	(11,164)	(10,828)
Deal amortization	(7,627)	(6,893)
Non-GAAP S,G&A	$65,978	$63,787

Non-GAAP operating expenses
GAAP operating expenses	$95,707	$96,454
Restructuring and transformation costs	(12,181)	(15,186)
Deal amortization	(7,627)	(6,893)
Non-GAAP operating expenses	$75,899	$74,375

Non-GAAP operating income
GAAP operating income	$12,407	$23,430
Restructuring and transformation costs	15,110	18,683
Deal amortization	7,627	6,893
Non-GAAP operating income	$35,144	$49,006

Non-GAAP other expense
GAAP other expense	$2,645	$2,542
Restructuring and transformation costs	(235)	(189)
Non-GAAP other expense	$2,410	$2,353

Non-GAAP income before taxes
GAAP income before taxes	$9,762	$20,888
Restructuring and transformation costs	15,345	18,872
Deal amortization	7,627	6,893
Non-GAAP income before taxes	$32,734	$46,653

Non-GAAP net income
GAAP net income	$7,487	$16,548
Restructuring and transformation costs	15,345	18,872
Deal amortization	7,627	6,893
Tax benefit associated with non-GAAP adjustments	(6,127)	(7,892)
Non-GAAP net income	$24,332	$34,421

Non-GAAP net income per common share assuming dilution
GAAP net income per common share	$0.14	$0.32
Non-GAAP items after tax per common share assuming dilution	$0.33	$0.34
Non-GAAP net income per common share assuming dilution	$0.47	$0.66

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Three Months Ended
	9/27/2014	9/28/2013
	(unaudited)
Non-GAAP revenues
GAAP revenue	$227,580	$235,755
Foreign currency effects	(8,821)	(11,215)
Non-GAAP revenue - constant currency	$218,759	$224,540

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs and deal amortization	$24,332	$34,421
Foreign currency effects	(2,516)	(5,373)
Income tax associated with foreign currency effects	645	1,409
Non-GAAP net income - constant currency	$22,461	$30,457

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs and deal amortization	$0.47	$0.66
Foreign currency effects after tax per common share assuming dilution	$(0.04)	$(0.08)
Non-GAAP net income per common share assuming dilution - constant currency	$0.43	$0.58

Reconciliation of Non-GAAP Measures for FY15 and FY14
(Data in thousands)

	Six Months Ended
	9/27/2014	9/28/2013
	(unaudited)
Non-GAAP gross profit
GAAP gross profit	$214,392	$231,295
Restructuring and transformation costs	5,287	5,600
Non-GAAP gross profit	$219,679	$236,895

Non-GAAP R&D
GAAP R&D	$26,319	$26,155
Restructuring and transformation costs	(4,580)	(5,303)
Non-GAAP R&D	$21,739	$20,852

Non-GAAP S,G&A
GAAP S,G&A	$177,331	$188,318
Restructuring and transformation costs	(28,012)	(41,176)
Deal amortization	(15,301)	(13,612)
Non-GAAP S,G&A	$134,018	$133,530

Non-GAAP operating expenses
GAAP operating expenses	$203,650	$214,473
Restructuring and transformation costs	(32,592)	(46,479)
Deal amortization	(15,301)	(13,612)
Non-GAAP operating expenses	$155,757	$154,382

Non-GAAP operating income
GAAP operating income	$10,742	$16,822
Restructuring and transformation costs	37,879	52,079
Deal amortization	15,301	13,612
Non-GAAP operating income	$63,922	$82,513

Non-GAAP other expense
GAAP other expense	$5,188	$5,183
Restructuring and transformation costs	(459)	(310)
Non-GAAP other expense	$4,729	$4,873

Non-GAAP income before taxes
GAAP income before taxes	$5,554	$11,639
Restructuring and transformation costs	38,338	52,389
Deal amortization	15,301	13,612
Non-GAAP income before taxes	$59,193	$77,640

Non-GAAP net income
GAAP net income	$3,839	$8,674
Restructuring and transformation costs	38,338	52,389
Deal amortization	15,301	13,612
Tax benefit associated with non-GAAP adjustments	(13,385)	(16,515)
Non-GAAP net income	$44,093	$58,160

Non-GAAP net income per common share assuming dilution
GAAP net income per common share	$0.07	$0.17
Non-GAAP items after tax per common share assuming dilution	$0.78	$0.94
Non-GAAP net income per common share assuming dilution	$0.85	$1.11

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Six Months Ended
	9/27/2014	9/28/2013
	(unaudited)
Non-GAAP revenues
GAAP revenue	$452,068	$455,297
Foreign currency effects	(17,970)	(20,389)
Non-GAAP revenue - constant currency	$434,098	$434,908

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs and deal amortization	$44,093	$58,160
Foreign currency effects	(5,916)	(10,569)
Income tax associated with foreign currency effects	1,509	2,652
Non-GAAP net income - constant currency	$39,686	$50,243

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs and deal amortization	$0.85	$1.11
Foreign currency effects after tax per common share assuming dilution	$(0.09)	$(0.15)
Non-GAAP net income per common share assuming dilution - constant currency	$0.76	$0.96

Restructuring, Transformation and Other Costs (Data in thousands) GAAP results include the following items which are excluded from adjusted results.

	Three Months Ended
	9/27/2014	9/28/2013
	(unaudited)
Manufacturing network optimization	$9,987	$5,708
Commercial excellence initiatives	1,492	2,008
Productivity and operational initiatives	1,921	462
Accelerated depreciation, asset write-down and other non-cash items	884	2,912
Whole blood acquisition and integration	—	3,256
In process research and development and related costs	250	3,976
Market-based stock compensation	811	550
Total restructuring, transformation and other costs	$15,345	$18,872

	Six Months Ended
	9/27/2014	9/28/2013
	(unaudited)
Manufacturing network optimization	$22,764	$27,893
Commercial excellence initiatives	5,768	4,165
Productivity and operational initiatives	4,729	1,113
Accelerated depreciation, asset write-down and other non-cash items	1,714	4,458
Whole blood acquisition and integration	—	10,234
In process research and development and related costs	1,796	3,976
Market-based stock compensation	1,567	550
Total restructuring, transformation and other costs	$38,338	$52,389

Deal Amortization (Data in thousands) GAAP results include the following item which is excluded from adjusted results.
	Three Months Ended
	9/27/2014	9/28/2013
	(unaudited)
Deal amortization	$7,627	$6,893

	Six Months Ended
	9/27/2014	9/28/2013
	(unaudited)
Deal amortization	$15,301	$13,612